Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Post-Effective Amendment No.1 to Registration Statement on Form S-8 (No. 333-279372 and No. 333-290280) of Adlai Nortye Group Ltd. (formerly known as “Adlai Nortye Ltd.”) of our report dated April 10, 2026, relating to the consolidated financial statements of Adlai Nortye Group Ltd. (the Company), which appear in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shanghai, The People’s Republic of China

September 11, 2026